EXHIBIT 99.2
Contact:
George B. Sundby
Executive Vice President &
Chief Financial Officer
(415) 733-4000
ABM Industries Provides Update on 2006 Earnings Guidance
SAN FRANCISCO, CA — March 13, 2006 — ABM Industries Incorporated (NYSE:ABM), announced today that for the first quarter ended January 31, 2006, the Company now expects income from continuing operations will be approximately $0.07 per diluted share. For full-year 2006, the Company anticipates income from continuing operations will be in the range of $0.85 to $0.95 per diluted share.
The revised outlook for 2006 reflects lower than expected first quarter results, anticipated future losses from a security service business acquired in 2004 and second quarter 2006 professional fees associated with an ongoing independent investigation of accounting errors and related controls in the security segment conducted under the supervision of the Audit Committee of ABM’s Board of Directors.
“With the exception of Security, our operating performance remains solid and so far this fiscal year we’ve seen revenue growth in our four largest operating segments,” said Henrik Slipsager, ABM’s president and chief executive officer. “Our new guidance largely reflects a lower outlook in the Security service segment in 2006 and the second quarter 2006 costs associated with the Audit Committee’s ongoing investigation of the recent accounting errors and related controls in the security segment.
“We’re also reviewing programs to improve our financial control environment and help reduce the Company’s audit and certification costs through centralized processes,” Slipsager concluded.
About ABM Industries
ABM Industries Incorporated is among the largest facility services contractors listed on the New York Stock Exchange. With more than 73,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security, which includes American Commercial Security (ACSS) and Security Services of America (SSA); ABM Facility Services; ABM Engineering; and Amtech Lighting Services.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995.
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to: (1) reclassification of accounting items or other matters that lead to protracted delays in the filing of the Company’s 2005 Annual Report on Form 10-K or the restatement of prior periods; (2) delays in remediating the material weakness in controls identified in the Company’s security business; (3) delays in implementing plans to improve gross margins and profitability in the Company’s Security and Lighting segments; (4) a change in the frequency or severity of claims against the Company, a deterioration in claims management, or the cancellation or non-renewal of the Company’s primary insurance policies; (5) a change in actuarial analysis that causes an unanticipated change in insurance reserves; (6) labor disputes that lead to a loss of sales and expense variations; (7) acquisition activity slows or is unsuccessful; (8) a decline in commercial office building occupancy and rental rates lowers sales and profitability; (9) weakness in airline travel and the hospitality industry that affects the results of the Company’s Parking segment; (10) inadequate technology systems that cannot support the growth of the business; (11) financial difficulties or bankruptcy of a major customer; (12) the loss of long-term customers; (13) intense competition that lowers revenue or reduces margins; (14) an increase in costs that the Company cannot pass on to customers; (15) natural disasters or acts of terrorism that disrupt the Company in providing services; and (16) other issues and uncertainties that may include: new accounting pronouncements or changes in accounting policies, labor shortages that adversely affect the Company’s ability to employ entry level personnel, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers,, unanticipated adverse jury determinations, judicial rulings or other developments in litigation to which the Company is subject a reduction or revocation of the Company’s line of credit that increases interest expense and the cost of capital, and the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.